                                                                      EXHIBIT 99

Contact:     Robert W. Krick                    For Release:    January 28, 2004
             610-337-1000, ext. 3141                            Immediate


AMERIGAS PARTNERS REPORTS FIRST QUARTER RESULTS

VALLEY FORGE, Pa., January 28 - AmeriGas Propane, Inc., general partner of AmeriGas Partners, L.P. (NYSE: APU), reported net income for the Partnership's first quarter of fiscal 2004 ended December 31, 2003 of $43.1 million or $0.81 per diluted limited partner unit, compared to $40.9 million, or $0.82 per diluted limited partner unit, in the same period last year. Average units outstanding were 6.0% higher for the recent quarter as a result of a common unit offering in June 2003.

Earnings before interest expense, income taxes, depreciation and amortization (EBITDA) were $84.6 million in the first fiscal quarter of 2004 compared to $81.4 million a year ago. For the three months ended December 31, 2003, retail volumes sold declined to 304.5 million gallons from 324.2 million gallons sold in the prior-year period. Weather was 7.4% warmer than normal during the recent quarter compared to weather that was approximately 1% colder than normal in the prior-year period, according to the National Oceanic and Atmospheric Administration.

Eugene V. N. Bissell, chief executive officer of AmeriGas, said, "Retail volumes sold declined as a result of warmer weather and, with respect to commercial and industrial customers, continuing economic weakness, partially offset by volume growth from recent acquisitions."

Revenues for the quarter were $460.2 million versus $445.0 million a year ago, principally reflecting higher propane product costs. Operating and administrative expenses rose modestly during the quarter mainly reflecting the impact of the Active Propane and Horizon Propane acquisitions in 2003 partially offset by the beneficial effects of the management realignment completed in late fiscal 2003.

AmeriGas Partners is the nation's largest retail propane marketer, serving nearly 1.3 million customers from more than 700 locations in 46 states. UGI Corporation (NYSE:UGI), through subsidiaries, owns 48% of the Partnership and individual unitholders own the remaining 52%.

                                   -- MORE --

AMERIGAS PARTNERS REPORTS FIRST QUARTER RESULTS                           PAGE 2


AmeriGas Partners invites interested parties to listen to the live webcast of management's teleconference with financial analysts about first quarter fiscal year 2004 financial results and current activities on Wednesday, January 28, 2004, at 4:00 PM Eastern time. The teleconference is available online live, in audio format, at http://www.shareholder.com/ugi/medialist.cfm and will be archived through February 27, 2004. A telephonic replay of the call can be accessed approximately two hours after the completion of the call at 888-203-1112 and International access at 719-457-0820, pass code 217168. The telephone replay is available through midnight Eastern time February 1, 2004.

The financial tables appended to this news release can be viewed directly at HTTP://WWW.SHAREHOLDER.COM/UGI/APU/1Q04FINANCIALTABLE.PDF.

This press release contains certain forward-looking statements which management believes to be reasonable as of today's date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management's control. Among them are adverse weather conditions, price volatility and availability of propane, the capacity to transport propane to our market areas and regional economic conditions. You should read the Partnership's Annual Report on Form 10-K for a more extensive list of factors that could affect results. The Partnership undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

Comprehensive information about AmeriGas is available on the Internet at WWW.AMERIGAS.COM.

AP-02                             ###                                    1/28/04

                    AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
                               REPORT OF EARNINGS
           (Thousands, except per unit and where otherwise indicated)
                                   (Unaudited)

                                                        Three Months Ended              Twelve Months Ended
                                                            December 31,                   December 31,
                                                    ---------------------------     ---------------------------
                                                       2003            2002            2003             2002
                                                    -----------     -----------     -----------     -----------
Revenues:
       Propane                                      $   423,261     $   410,580     $ 1,515,245     $ 1,263,081
       Other                                             36,937          34,451         128,346         118,445
                                                    -----------     -----------     -----------     -----------
                                                        460,198         445,031       1,643,591       1,381,526
                                                    -----------     -----------     -----------     -----------
Costs and expenses:
       Cost of sales - propane                          239,122         228,294         867,711         648,350
       Cost of sales - other                             15,381          15,072          53,761          48,907
       Operating and administrative expenses (a)        123,763         120,946         491,251         455,639
       Depreciation                                      18,337          16,474          72,286          63,398
       Amortization                                       1,318           1,017           4,503           4,011
       Other (income), net                               (3,282)         (1,186)        (11,056)         (5,753)
                                                    -----------     -----------     -----------     -----------
                                                        394,639         380,617       1,478,456       1,214,552
                                                    -----------     -----------     -----------     -----------
Operating income                                         65,559          64,414         165,135         166,974
Loss on extinguishment of debt                               --              --          (3,023)             --
Interest expense                                        (21,135)        (22,699)        (85,631)        (87,792)
                                                    -----------     -----------     -----------     -----------
Income before income taxes                               44,424          41,715          76,481          79,182
Income tax expense                                         (707)           (258)         (1,035)            (60)
Minority interests                                         (568)           (545)         (1,251)         (1,241)
                                                    -----------     -----------     -----------     -----------
Net income                                          $    43,149     $    40,912     $    74,195     $    77,881
                                                    ===========     ===========     ===========     ===========
General partner's interest in net income            $       431     $       409     $       742     $       779
                                                    ===========     ===========     ===========     ===========
Limited partners' interest in net income            $    42,718     $    40,503     $    73,453     $    77,102
                                                    ===========     ===========     ===========     ===========
Net income per limited partner unit:
       Basic                                        $      0.82     $      0.82     $      1.44     $      1.56
                                                    ===========     ===========     ===========     ===========
       Diluted                                      $      0.81     $      0.82     $      1.44     $      1.56
                                                    ===========     ===========     ===========     ===========
Average limited partner units outstanding:
       Basic                                             52,348          49,432          51,002          49,420
                                                    ===========     ===========     ===========     ===========
       Diluted                                           52,442          49,475          51,085          49,494
                                                    ===========     ===========     ===========     ===========
SUPPLEMENTAL INFORMATION:
       Retail gallons sold (millions) (b)                 304.5           324.2         1,055.2         1,031.3
       EBITDA (c)                                   $    84,646     $    81,360     $   237,650     $   233,142
       Distributable cash (c)                            57,389          52,931         128,670         125,430
       Capital expenditures:
           Maintenance capital expenditures               6,122           5,730          23,349          19,920
           Growth capital expenditures                    8,291           9,831          28,932          34,717

(a) Included in operating and administrative expenses during the twelve-month period ended December 31, 2003 are $3,756 of costs associated with the management realignment announced in June 2003.

(b) Retail gallons sold in the three- and twelve-month periods ended December 31, 2003 include certain bulk gallons previously considered wholesale gallons. Prior-period gallon amounts have been adjusted to conform to the current period classification.

      (continued)

                    AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
                               REPORT OF EARNINGS
           (Thousands, except per unit and where otherwise indicated)
                                   (Unaudited)

      (continued)

(c) EBITDA (earnings before interest expense, income taxes, depreciation and amortization) should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not a measure of performance or financial condition under accounting principles generally accepted in the United States. Management believes EBITDA is a meaningful non-GAAP financial measure used by investors to compare the Partnership's operating performance with other companies within the propane industry and to evaluate our ability to meet loan covenants.

      Management defines distributable cash as EBITDA less interest expense and maintenance capital expenditures. Maintenance capital expenditures are defined in the Partnership Agreement as expenditures made to maintain the operating capacity of the Partnership's existing capital assets. Management believes distributable cash is a meaningful non-GAAP measure for evaluating the Partnership's ability to declare and pay the Minimum Quarterly Distribution pursuant to the terms of the Partnership Agreement. The Partnership's definition of distributable cash may be different from that used by other entities.

      The following table includes reconciliations of net income to EBITDA and distributable cash for all periods presented:

                                       Three Months Ended         Twelve Months Ended
                                          December 31,                December 31,
                                    -----------------------     -----------------------
                                      2003          2002          2003           2002
                                    ---------     ---------     ---------     ---------
Net income                          $  43,149     $  40,912     $  74,195     $  77,881
Income tax expense                        707           258         1,035            60
Interest expense                       21,135        22,699        85,631        87,792
Depreciation                           18,337        16,474        72,286        63,398
Amortization                            1,318         1,017         4,503         4,011
                                    ---------     ---------     ---------     ---------
EBITDA                                 84,646        81,360       237,650       233,142
Interest expense                      (21,135)      (22,699)      (85,631)      (87,792)
Maintenance capital expenditures       (6,122)       (5,730)      (23,349)      (19,920)
                                    ---------     ---------     ---------     ---------
Distributable cash                  $  57,389     $  52,931     $ 128,670     $ 125,430
                                    =========     =========     =========     =========


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